AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST _____, 2000
                           REGISTRATION STATEMENT NO.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                          HERTZ TECHNOLOGY GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                               13-3896069
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)               Identification Number)

                                                      ELI E. HERTZ
                                                        PRESIDENT
     75 Varick Street, 11th Floor,             HERTZ TECHNOLOGY GROUP, INC.
           New York, NY 10013                 75 Varick Street, 11th Floor,
             (212) 634-4000                        New York, NY 10013
                                                     (212) 634-4000
   (Address, including zip code, and       (Name, address, including zip code,
 telephone number, including area code,   and telephone number, including area
  of registrant's principal executive          code, of agent for service)
                offices)

                                 WITH COPIES TO:
                              DAVID C. THOMAS, ESQ.
                        RAICE PAYKIN KRIEG & SCHRADER LLP
                               185 Madison Avenue
                                   10th Floor
                               New York, NY 10016
                                 (212) 725-4423
                               (212) 684-9022 Fax
                                COUNSEL TO ISSUER

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ("the Securities Act") check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                              CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                            PROPOSED           PROPOSED MAXIMUM   AMOUNT OF
TITLE OF SECURITIES TO    AMOUNT TO BE      MAXIMUM            AGGREGATE          REGISTRATION
BE REGISTERED             REGISTERED        OFFERING PRICE(2)  OFFERING PRICE(1)  FEE
===============================================================================================
Common Stock, $.001 par
value (1)                 8,317,195 shares             $2.53       $21,042,503     $5,555.22
-----------------------------------------------------------------------------------------------


(1) Includes up to 8,010,681 shares which may become issuable upon conversion of the issuer's Series A Preferred Stock and 306,514 shares issuable upon exercise of warrants to be granted to GEM Global Yield Fund Limited.

(2) Estimated solely for purposes of calculating the registration fee, based upon the average of the high and low sales prices of the common stock on the Nasdaq Small Cap Market on August 21, 2000, pursuant to Rule 457(c) under the Securities Act.

THIS REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

                 Subject to Completion, Dated August _____, 2000

                                   PROSPECTUS

                                8,317,195 SHARES

                          HERTZ TECHNOLOGY GROUP, INC.

                                  COMMON STOCK

                                -----------------

GEM Global Yield Fund Limited is offering an aggregate of 8,010,681 shares of our common stock that may be issued if it converts outstanding shares of our Series A Convertible Preferred Stock we intend to issue to it and 306,514 shares of our common stock we will issue if it exercises a warrant we intend to issue to it.


The preferred stock, the warrants and the common stock GEM is offering were sold to it in transactions exempt from registration under the Securities Act. Hertz Technology Group, Inc. will not receive any of the proceeds from the sale of the common stock being offered by this prospectus, but it will receive the proceeds of sales of the preferred stock to GEM and the proceeds of the common stock upon exercise of the warrants (except to the extent warrants are exercised on a net exercise basis).


The shares of common stock being offered by GEM may be sold from time to time in transactions on the Nasdaq SmallCap Market, in the over-the-counter market or in negotiated transactions. GEM directly, or through agents or dealers designated from time to time, may sell the common stock offered by it at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.


Hertz Technology Group, Inc.'s common stock is listed on the Nasdaq SmallCap Market under the symbol "HERZ." On August 21, 2000, the last reported sale price of the common stock on the Nasdaq SmallCap Market was $2.53 per share.


INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                                ----------------


Investing in the common stock involves risks. See "Risk Factors" beginning on page 5.


                                ----------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ----------------

                                August ____, 2000

                                TABLE OF CONTENTS

                                                                           PAGE

Special Note Regarding Forward-Looking Statements............................2
Where You Can Find More Information About Us.................................3
Our Company..................................................................5
Recent Developments..........................................................5
Risk Factors.................................................................5
Use of Proceeds.............................................................14
Selling Stockholder.........................................................14
Plan of Distribution........................................................14
Indemnification.............................................................16
Legal Matters...............................................................16
Experts.....................................................................16

In this prospectus, "Herz," the "company," "we," "us," and "our" refer to Hertz Technology Group, Inc.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. GEM is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

                                ----------------

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Our Company," "Recent Developments""Risk Factors" and elsewhere in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those terms or other comparable words.

We believe that the expectations reflected in the forward-looking statements are reasonable, but we cannot guarantee future results, levels of activity, performance, or achievements.

Neither we nor anyone else assumes responsibility for the accuracy and completeness of the forward-looking statements. We do no promise to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Commission at the Public Reference Room at the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. The Commission also makes these documents and other information available on its web site at http://www.sec.gov.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the common stock offered by this prospectus. This prospectus is a part of the registration statement but does not contain all of the information in the registration statement and its exhibits. For further information, we refer you to the registration statement and its exhibits.

The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document we have filed with the Commission. The information incorporated by reference is an important part of this prospectus and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following:


      o The description of common stock description of securities contained in the Registration Statement of the Registrant on Form SB-2, File No. 333-9783 filed with the Commission on August 8, 1996, as amended.

      o Annual Report on Form 10-KSB for the fiscal year ended August 31, 1999 filed with the Commission on December 10, 1999;

      o The Proxy Statement for the Annual Meeting of Stockholders held on February 16, 2000 filed with the Commission on January 6, 2000;

      o The Proxy Statement for a Special Meeting of Stockholders to be held on September ___, 2000 filed with the Commission on August __, 2000;

      o The Quarterly Report on Form 10-QSB for the quarter ended May 31, 2000 filed with the Commission on July 18, 2000;

      o The Current Report on Form 8-K dated July 31, 2000 and filed with the Commission on July 31, 2000;

      o Any future filings we make with the Commission until GEM sells all of the common stock offered by it by this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

                          Hertz Technology Group, Inc.

                          75 Varick Street, 11th Floor,

                               New York, NY 10013

                   (212) 634-4000 Attention: Barry Goldsammler

                                   OUR COMPANY

                                ----------------

Hertz Technology Group, Inc., headquartered in New York City, provides computer based technical products and services. These include:


      o an array of internet and network services and solutions, including Web related services, networking services and computer systems integration;

      o     ergonomically engineered modular technical computer furniture;

      o     PCs and related products; and

      o     computerized training facilities.


                               RECENT DEVELOPMENTS

On July 14, 2000, we signed an Agreement and Plan of Merger with Return Assured.com, Inc. (then named A Sure eCommerce, Inc), a privately held Nevada corporation. Under the agreement, Return Assured is to be merged into a subsidiary we created for the purpose.


Return Assured intends to provide a service that will guarantee customers who order products through the web sites of merchant members that they will get the product and that the merchant will honor its stated return policies. It was founded in 1999 and is in the early stages of implementing its business plan. It has not conducted any business or received any revenue to date and has incurred losses through May 31, 2000 of $621,598.

Under the agreement, each of the 4,695,685 shares of common stock of Return Assured outstanding will be converted into the right to receive one share of Hertz Technology Group in a merger transaction. The combination will be accounted for as a purchase of Hertz by Return Assured. After the merger, Return Assured shareholders will own approximately two-thirds of the outstanding common stock of the combined companies.

On the closing of the merger, GEM Global Yield Fund Limited, a private equity fund, is to purchase $5,000,000 in convertible preferred stock and common stock purchase warrants from the combined company.


                                  RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently, known to us or that we currently deem immaterial may also impair our business operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks and you may lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in the prospectus. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and stockholder values may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements. In addition, we do not have any intention or obligation to update forward-looking statements, even if new information, future events or other circumstances have made them incorrect or misleading. For those statements, we are relying on the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that the following important factors could affect our future results, and could cause results to differ materially from those expressed in the forward-looking statements.

                      Risks Relating to the Proposed Merger

Shares of outstanding common stock of the combined companies may increase more than expected because the conversion price of the preferred stock to be issued in financing the merger is not fixed, but is determined based on the market value of the common stock at the time of conversion.


The operations of the combined companies is being financed by the sale of $5 million in convertible preferred stock. Sale of that stock is a condition of the merger. This convertible preferred stock has a maximum conversion price of $3.00 per share. However, if the market price of Hertz's stock at the time of conversion is below $3.00 per share the conversion price is reduced to a price based on the market price at that time. As a result, if Hertz's common stock declines significantly in price, Hertz will have to issue far more shares of common stock than it would if the conversion price were fixed. Nothing in the agreement for sale of the preferred stock would prevent the holder of the preferred stock from repeatedly selling the stock short and "covering" his short sale at a lower price. He would not be subject to the usual risks of a short seller, who might have to buy back the stock he has sold at an undetermined and much higher price in order to cover his short position, because the conversion can never go above $3.00 per share. In addition, a holder of the preferred stock could continue converting and selling at ever lower prices without incurring an economic loss. These sales could result in a major decline in the price of the Hertz common stock. They could also make Hertz more vulnerable to a takeover by an outside party.


Hertz may be required to redeem the preferred stock for an amount that would force it to go out of business.

The agreement for sale of the convertible preferred stock requires Hertz to maintain an effective registration statement covering resale of the shares of common stock that may be issued upon conversion. If Hertz is unable to maintain the effectiveness of that registration statement or otherwise does not comply with agreements it is making with holders of that preferred stock, it will have to redeem all the outstanding preferred stock at the stated value of $1,000 per share plus accrued dividends. There is no provision in the agreement for payment of this obligation over time, and Hertz will not have any commitment for credit to finance the payment of the redemption price. As a result, a redemption may leave it with not enough liquid assets to continue paying its other debts and it may be forced to go out of business.

The integration of our two companies may be difficult.

Merging our two companies involves technological, operational and personnel-related risks. The integration process will be complex, time-consuming and expensive, and will disrupt the business of the combined company after the merger if not completed in a timely and efficient manner. If the merger is approved, the combined company will use common information and communication systems, facilities, operating procedures, financial controls and human resources practices. We may lose key employees that we do not anticipate losing, and the attention of our management team may be diverted from other ongoing business concerns more than we anticipate.

     Risks Related to the Business of the Combined Company After the Merger

The combined companies will incur significant charges to their earnings for a long time into the future as a result of the goodwill created by accounting for the merger as a purchase.


The merger must be accounted for as a purchase of Hertz by Return Assured. Under purchase accounting, Hertz's tangible assets will be entered on the combined company's books at their fair market value. The difference between the market value of the shares Hertz is issuing to the Return Assured stockholders in the merger and the fair market value of Hertz's tangible assets is entered initially on the balance sheet as goodwill. We expect the transaction to result in approximately $18.4 million of goodwill. That goodwill will be charged to earnings over than 15 years, which will result in an expense charge of $1.23 million per year for the next 15 years. This continuing write-off may make it difficult for Hertz to obtain financing in the future.


The combined companies will incur additional charges to their earnings for compensation payable to Mr. Hertz under his proposed employment agreement with Hergo and his consulting agreement with Hertz.


The proposed employment arrangements after the merger include a five-year employment agreement between Eli E. Hertz and Hertz's Hergo subsidiary and a two-year consulting agreement between Mr. Hertz and Hertz. Under the employment agreement, Mr. Hertz is to receive not less than $250,000 per year (approximately his present salary) plus a share of gross profits on sales of the subsidiary, and under the consulting agreement he is to receive not less than $125,000 per year. These costs will be in addition to whatever compensation the combined company decides to pay its senior management. The share of gross profit will be payable whether or not Hertz or the subsidiary earns a net profit. The added costs will be a continuing drag on earnings over the terms of these agreements, and may make it difficult to obtain financing in the future.


The cash payment required to redeem Mr. Hertz's common stock may reduce the available working capital of the combined companies, which could make it more difficult for Hertz to meet its obligations and limit future expansion.

Return Assured has agreed to purchase $1,025,000 in common stock from Eli E. Hertz when the merger is completed. This obligation will become an obligation of the combined companies if Return Assured does not assign its right to buy the shares to an outside third party. The only sources of funds that will be available to purchase the shares are the cash and cash equivalents of the combined companies on hand at the time the merger is completed and the proceeds of sale of the Series A Preferred Stock. As a result, the combined companies may not have sufficient working capital, making it difficult for them to meet their obligations and limiting future expansion plans.


The demand for Return Assured's proposed service may be less than the parties expect.


Return Assured believes there is a considerable demand from merchants to provide their customers with the assurance that the goods they order will be delivered, and that the merchants will honor their return policies. But Return Assured management has not conducted any marketing studies to confirm that this demand exists or the extent of the demand. We may find that as customers become more comfortable with e-commerce they will not feel the need for outside assurance of delivery and returns. If that happens, the number of merchants willing to pay for Return Assured's proposed service may be too small to be profitable.


If Return Assured's business plan is successful other companies with more resources and greater name recognition may make competition so intense that the proposed business will not be profitable.

Return Assured's business plan is based on its being the first to market with its proposed service. Its service is not protected by patents or other intellectual property rights, and if it is successful a number of other companies with far more money and greater name recognition may decide to compete with it. This competition could both reduce the number of merchants who select Return Assured to provide the service and create downward pressure on the amount Return Assured could charge for the service so that Return Assured would not have enough revenue to generate a profit.


Return Assured's cyber liability insurance policy does not cover substantial portions of the cost Return Assured might incur if a merchant is unable or unwilling to deliver its product or honor its return policy.

Return Assured is purchasing a "cyber liability" insurance policy from Lloyd's of London covering its own negligence in selecting a merchant or failing to carefully monitor the shipment and return of the merchant's products. However, that policy has a deductible of $2 million for each merchant. Since most claims are likely to be less in the aggregate than $2 million per merchant, it is unlikely that Return Assured would ever be able to make a claim under the policy. In addition, since the policy covers Return Assured's own negligence in selecting a merchant or failing to carefully monitor the shipment and return of the merchant's products, coverage may not be available if a merchant fails to deliver or honor its return policies for reasons beyond its control or for a reason that Return Assured should not have recognized in allowing the merchant to use the Return Assured logo.

State regulations governing insurance could apply to Return Assured's business, making that business impractical.


Virtually every state tightly regulates companies who are in the business of insurance. Return Assured does not believe that its proposed business is insurance under the laws of any state, but this business will be entirely new and one or more states might try to regulate Return Assured's operations as insurance. This risk may be increased by the presence of the Lloyd's of London logo on the Return Assured web site. If Return Assured's business were to be regulated as insurance its business plan would most probably not be practicable because the costs of complying with the insurance regulations would be so high that Return Assured would have to raise its charges to a level most merchants would not be willing to pay. In addition, the cost of defending against state regulators' claims, if brought, could be prohibitive.


Return Assured will be almost entirely dependent on third parties to develop and implement its proposed service.


Except for Mr. Sebal, Return Assured's President, Return Assured's senior management has virtually no experience in the e-commerce field. Mr. Carter comes from the oil business. Mr. Mulberry, its Senior Vice President, comes from the banking and financial services fields. Return Assured has entered into an agreement with IBM to evaluate its business plan and assist in developing and implementing its proposed web site, but we cannot give any assurance that Return Assured, even with IBM's assistance, will be able to implement its business plan and Return Assured's principal managers may lack the experience to assess the effectiveness of IBM's efforts.


Hertz and Return Assured have limited operating histories as online commerce companies, which will make the business of the combined company difficult to evaluate.


The merger will combine two companies that have limited operating histories as online commerce companies. Hertz has been in the business of providing internet and web-based services for only a little over a year. Return Assured was formed less than a year ago. The prospects of the combined company will therefore be subject to the risks, expenses and uncertainties frequently encountered by young companies that operate in the new and rapidly evolving markets for Internet products and services. These risks include:

      o     evolving and unpredictable business models;

      o     intense competition;

      o     our need and ability to manage growth; and

      o     the rapid evolution of technology in electronic commerce.


There is no assurance as to future plans for Hertz's present core businesses.

Management believes that the business combination with Return Assured is a logical extension of its internet-related services. The parties expect that some of the web-based services of Hertz's RemoteIT Division will complement Return Assured's web-based proposed business, and that the expertise of that division will enhance Return Assured's ability to pursue its business plan. Hertz's other operations are less closely linked to Return Assured's business plans and we do not have any assurance as to Return Assured's intentions as to the future operations of those businesses. Mr. Eli Hertz, Hertz's President, is to become the president of the combined companies' Hergo subsidiary and expects to continue operating that subsidiary on a more or less autonomous basis. Over the longer-term, Return Assured's management, which will become the management of the combined companies, might determine that one or more of Hertz's present core businesses is not central to its business plans, and the combined company would be free to dispose of those operations as it sees fit.


We will likely incur net losses for the foreseeable future.


Based on pro forma financial statements, we would have incurred net losses in each of 1999 and 2000. As of May 31, 2000, Hertz had a net accumulated deficit of approximately $1,754,000 and Return Assured had a net accumulated deficit of approximately $622,000. Hertz and Return Assured expect the combined company to experience substantial quarterly net losses for the foreseeable future, due primarily to the following factors:

      o Mr. Hertz will be drawing a substantial salary and consulting fee for the next several years, and these costs will be in additon to whatever compensation we pay to other senior management;

      o Amortization of the goodwill arising from this transaction will be a continuing drain on the earnings of the combined company as that goodwill is charged to earnings over future quarters;

      o Competitive pricing pressures in Hertz's present core businesses are expected to continue to negatively affect gross margins; and

      o We will likely spend significant amounts on operating expenses, in particular marketing expenses to bring the attention of businesses and consumers to Return Assured's services.


Our operating results may fluctuate significantly and may be difficult to predict.


Hertz's operating results have fluctuated in the past, and the operating results of the combined company will likely fluctuate in the future due to a number of factors, many of which will be outside our control. These factors include:

      o     pricing competition;

      o failure of a major merchant, requiring us to incur large costs in paying for goods that were not delivered or returns that were not honored;

      o seasonal fluctuations in buying patterns of merchandise sold by merchants using our services;

      o the announcement or introduction of new types of service offerings or customer services by us or our competitors;

      o the amount and timing of costs relating to expansion of our operations;

      o interruptions to or increases in the costs associated with the normal flow of our business operations, including the occurrence of technical or communications failures or stoppages by common carriers; and

      o governmental regulation and taxation policies which may reduce the volume of merchandise purchased online from our merchants.

Due to these factors, factors discussed elsewhere in this document, or unforeseen factors, in some future quarter our operating results may not meet the expectations of securities analysts and investors, and if this happens the trading price of the common stock of the combined company may decline.


We will operate in an extremely competitive market and we could lose revenue and customers to competitors.


It is perceived to be easy to enter the online commerce services market, and current and new competitors can launch new online commerce web sites at relatively low cost. Competition in services to online commerce will likely increase as well-recognized web participants decide to enter this market segment. Increased competition may result in price reductions, reduced gross margins, increased marketing costs or loss of market share, or any combination of these problems.


Major credit card companies already offer some protection against both failure to deliver and the delivery of defective products, and they may decide to compete with Return Assured's service by, for example, themselves undertaking to resolve delivery disputes or guaranty delivery and returns for customers who use their cards to purchase online.


We may not be successful in competing against these competitors. Many of these competitors have greater financial, marketing, customer support, technical and other resources than we will. As a result, they may be able to provide the same services Return Assured provides on more favorable terms than us, and they may be able to respond more quickly to changes in customer preference or to devote greater resources to the development, promotion and sale of their services than we can. If competition increases and our branding efforts are not successful, we may not be able to command higher margins on our services, or we may lose revenue and customers to our competitors.


Our business may be affected by government regulation.

The need for Return Assured's services may be reduced by future state or federal regulation providing for governmental enforcement of the obligations of online merchants to deliver their products and honor returns policies. Even if this does not happen, it is possible that one or more states may decide that Return Assured's proposed business is close enough to the business of insurance that it should be regulated like insurance. This could result in interference with our business that would create unacceptable costs to us.

The tax treatment of the internet and electronic commerce is currently unsettled. A number of proposals have been made at the federal, state and local level and by some foreign governments that could impose taxes on the sale of goods and services and other internet activities. Our business may be harmed by the passage of laws in the future imposing taxes or other burdensome regulations on online commerce.

Due to the increasing popularity and use of the internet, it is possible that a number of laws and regulations may be adopted with respect to the internet generally, covering issues such as user privacy, pricing and characteristics and quality of products and services. Similarly, the growth and development of the market for internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

We may have to qualify to do business in other jurisdictions. Because the combined company's service will be available over the internet in multiple states and foreign countries, those jurisdictions may claim that it is required to qualify to do business as a foreign corporation in each of these states and foreign countries. If we fail to qualify as a foreign corporation in a jurisdiction where we are required to do so, we could be subject to taxes and penalties.


We cannot predict our future capital needs and we may not be able to secure additional financing.

To fully implement Return Assured's current business plan, we will likely need to raise additional funds within the next 12 months in order to fund continuing operating losses or to acquire complementary businesses, technologies or services. Additional financing may not be available on terms favorable to us, or may not be available to us at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest, and these securities may have rights senior to the rights of common stock holders. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund continuing operations, promote our brand name, enhance or develop our services, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.


We have no direct control over shipping and quality of products (returns) shipped by merchants.

We will rely on our merchants to ship merchandise directly to customers. Consequently, we will have limited control over the goods shipped by these vendors, and shipments of goods may be subject to delays. In addition, we may accept returns from customers for which we will not receive reimbursements from manufacturers or vendors. If the quality of service provided by these vendors falls below a satisfactory standard or if our level of returns exceeds expectations, this could have a harmful effect on our business.

Our online commerce services will be vulnerable to interruption.


Merchant access to our web site will directly affect the volume of orders and thus affect our revenues. System interruptions may make our web site unavailable or prevent us from processing shipments and returns efficiently, reducing the attractiveness of our services. We may need to add hardware and software and further develop and upgrade our existing technology, transaction-processing systems and network infrastructure to accommodate increased traffic on our web site and increased sales volume. We will maintain substantially all of our computer and communications hardware at one facility, in a colocation facility. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, network break-ins, earthquake and similar events. Our backup systems and disaster recovery plan may not be adequate, and we may not have sufficient business interruption insurance to compensate us for losses from a major interruption. Computer viruses, physical or electronic break-ins, deliberate attempts by third parties to exceed the capacity of our systems and similar disruptions could cause system interruptions, delays and loss of critical data, and could prevent us from providing services and processing order tracking and return.


We expect our stock price to be volatile.

The market price of the shares of the common stock of Hertz has been, and the market price of the shares of common stock of the combined company is likely to be, subject to wide fluctuations in response to several factors, such as:


      o     actual or anticipated variations in our results of operations;

      o     announcements of technological innovations;

      o     new services or product introductions by us or our competitors;

      o     changes in financial estimates by securities analysts; and

      o conditions and trends in the Internet and electronic commerce industries.

The stock markets generally, and the Nasdaq Small Cap Market in particular, have experienced extreme price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies and that often have been unrelated or disproportionate to the operating performance of those companies. These market fluctuations, as well as general economic, political and market conditions such as recessions, interest rates or international currency fluctuations may adversely affect the market price of the common stock of the combined company.

                                 USE OF PROCEEDS

All of the shares of common stock offered by this prospectus are being offered by GEM. We will not receive any proceeds from sales of common stock by GEM. The shares offered by this prospectus include an aggregate of 306,514 shares issuable upon exercise of outstanding warrants. We will receive proceeds from any exercise of these warrants. The proceeds, if any, will be added to our working capital and be available for general corporate purposes.

                               SELLING STOCKHOLDER


We will sell the preferred stock, common stock and the warrants to GEM in transactions exempt from registration under the Securities Act. As part of the above transactions, we agreed to register the shares being offered by this prospectus.


The following table sets forth information as of August 21 about GEM and the number of shares of common stock beneficially owned by it, all of which are offered by this prospectus. For purposes of computing the number and percentage of shares beneficially owned by the selling stockholder on August 21, 2000, any shares which such person has the right to acquire within 60 days after such date are deemed to be outstanding, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other selling stockholder. As a result, GEM is deemed to own all of the shares that may be issued either on conversion of the preferred stock it owns or upon exercise of its warrant.


                                                                                      Shares
                                                                                      Owned Upon     Percent
                                                             Percent Owned            Completion     Owned After
Name and Address                    Shares Being Offered     Before Offering          of Offering    Offering
----------------                    --------------------     ---------------          -----------    --------
GEM Global Yield Fund Limited
Hunkins Waterfront Plaza
P.O. Box 556, Main Street
Nevis, West Indies                             8,317,195           54.5%                    0           0%

Based on 15,262,473 shares, including 2,249,543 shares presently outstanding, 4,695,685 shares to be issued in the merger, and the 8,317,195 shares.

Under its stock purchase agreement, GEM's ownership may not at any time exceed 4.99% of our outstanding stock unless we violate that agreement in a way that would allow GEM to convert all of its preferred stock at once.


                              PLAN OF DISTRIBUTION

GEM may sell the common stock being offered by this prospectus from time to time directly to other purchasers, or to or through dealers or agents. To the extent required, a prospectus supplement with respect to the common stock will set forth the terms of the offering of the common stock, including the name(s) of any dealer or agents, the number of shares of common stock to be sold, the price of the common stock, any underwriting discount or other items constituting underwriters' compensation.

GEM may sell its stock from time to time directly or, alternatively, through broker-dealers or agents. GEM will act independently of us in making decisions regarding the timing, manner and size of each sale. It may sell its common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sales may be made in transactions (which may involve crosses or block transactions)

      o on any national securities exchange for quotation services on which the common stock may be listed or quoted at the time of sale

      o     in the over-the-counter market,

      o in transactions other than on such exchanges or services or in the over-the-counter market, or

      o     through the writing of options.


In connection with sales of the common stock, GEM may enter into hedging transactions with broker-dealers, and those broker-dealers may in turn engage in short sales of the common stock in the course of hedging the positions they assume. GEM may also sell short the common stock offered by this prospectus and deliver that common stock to close out such short positions, or lend or pledge such common stock to broker-dealers that in turn may sell such securities. GEM may also sell some of the common stock offered by this prospectus under Rule 144 under the Securities Act.

GEM and any brokers, dealers or agents described above may be deemed "underwriters" as that term is defined by the Securities Act.

Each selling stockholder and any other persons participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M may limit the timing of purchases and sales of securities by selling stockholder and others participating in a distribution of securities. In addition, under Regulation M, those engaged in a distribution of securities may not at the same time make a market in the securities or take other actions that may affect the market price of the securities for a specified period of time before the beginning of the distribution, subject to some exceptions or exemptions. All of the restrictions described above may affect the marketability of the securities offered by this prospectus.

If a dealer is used in the sale of any common stock where this prospectus is delivered, GEM may sell the common stock to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

In connection with the sale of common stock, dealers or agents may receive discounts, concessions, or commissions from GEM or from purchasers of the common stock for whom they may act as agents. Agents and dealers participating in the distribution of the common stock may be deemed to be underwriters, and any compensation received by them and any profit on the resale of common stock by them may be deemed to be underwriting discounts or commissions under the Securities Act.

Under the Registration Rights Agreement with GEM, we have agreed to pay costs and expenses associated with the registration of the shares of common stock to be sold by this prospectus. In addition, GEM may be entitled to indemnification against certain liabilities under the Registration Rights Agreement.

We will make copies of this prospectus available to GEM and have informed GEM of the need to deliver a copy of this prospectus to each purchaser before or at the time of such sale.

                                 INDEMNIFICATION

Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents. Our Amended and Restated Certificate of Incorporation and our By-laws provide for indemnification of our directors, officers, agents and employees to the full extent permissible under the General Corporation Law. The General Corporation Law also allows a corporation to eliminate the liability of directors for breach of fiduciary duty in some cases. Our certificate of incorporation eliminates that liability to the full extent permitted by the that law.

We have signed indemnification agreements with each of our directors and executive officers. Each of these agreements provides that we will indemnify that person against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of our company. This indemnification will be available if the acts of the person we are indemnifying were in good faith, if the he acted in a manner he reasonably believes to be in or not opposed to our best interest and, as to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The Registration Rights Agreements we have signed with GEM, contains indemnification provisions.

We maintain directors' and officers' liability insurance coverage with an aggregate policy limit of $2 million for each policy year.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy and is, therefore, unenforceable.

                                  LEGAL MATTERS

The validity of the issuance of shares of common stock offered by this prospectus will be passed upon for us by Raice Paykin Krieg & Schrader LLP.

                                     EXPERTS


Our financial statements as of August 31, 1999 and for the year then ended have been incorporated by reference in this prospectus and in the registration statement in reliance on the report of Goldstein Golub Kessler LLP, independent auditors, given upon the authority of that firm as experts in accounting and auditing. Our financial statements as of August 31, 1998 and for the year then ended have been incorporated by reference in this prospectus and in the registration statement in reliance on the report of Arthur Andersen LLP, independent auditors, given upon the authority of that firm as experts in accounting and auditing. The financial statements of Return Assured as of August 31, 1999 and for the year then ended have been incorporated by reference in this prospectus and in the registration statement in reliance on the report of Pannell Kerr Forster, chartered accountants, given upon the authority of that firm as experts in accounting and auditing.

                                8,417,195 SHARES

                          HERTZ TECHNOLOGY GROUP, INC.

                                  COMMON STOCK

                                ----------------

                                   PROSPECTUS

                                ----------------

                                August ___, 2000

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:


Securities and Exchange Commission Registration Fee                       $5,555


Printing and Engraving Expenses                                                *

Nasdaq Qualification Fee                                                       *

Legal Fees and Expenses                                                        *

Accounting Fees and Expenses                                                   *

Miscellaneous Fees and Expenses                                                *

Total                                                                          *

-----------------

*To be completed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law ("GCL") grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. Article Sixth of the Registrant's Amended and Restated Certificate of Incorporation ("Certificate") and Article V of the Registrant's By-laws provide for indemnification of Registrant's directors, officers, agents and employees to the full extent permissible under
Section 145 of the GCL. Section 102(b)(7) of the GCL authorizes a corporation to eliminate the liability of directors for breach of fiduciary duty in certain cases. Article Eighth of the Certificate eliminates such liability to the full extent permitted by the GCL.

Registrant has entered into indemnification agreements with each of its directors and executive officers. Each such agreement provides that Registrant will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of Registrant. Such indemnification will be available if the acts of the indemnitee were in good faith, if the indemnitee acted in a manner he reasonably believes to be in or not opposed to the best interest of Registrant and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his conduct was unlawful.

The Registration Rights Agreement entered into between Registrant and GEM, contain indemnification provisions.

Registrant maintains directors' and officers' liability insurance coverage with an aggregate policy limit of $2 million for each policy year.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   Exhibits

An Exhibit Index has been attached as part of this Registration Statement and is incorporated herein by reference.

(b)   Financial Statement Schedules

Schedules are omitted because they are either not required, are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

ITEM 17. UNDERTAKINGS

a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section

13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall by deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 15, Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment to the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

d) The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of August, 2000.

                                          HERTZ TECHNOLOGY GROUP, INC.



                                    By:   /s/ Eli E. Hertz
                                          ------------------------------------

                                          Name:  Eli E. Hertz

                                          Title: President


KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint ELI E. HERTZ and BARRY GOLDSAMMLER, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement including without limitation any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully, for all intents and purposes, as he or she could or might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                   Date            Title


/s/ Eli E. Hertz            8/25/00         Chairman, President and Chief
------------------------                    Executive Officer
Eli E. Hertz


/s/ T. Marilyn Hertz        8/25/00         Vice Chairperson and Director
------------------------
T. Marilyn Hertz


/s/ Barry J. Goldsammler    8/25/00         Senior Vice President, Chief
------------------------                    Financial and Accounting Officer and
Barry J. Goldsammler                        Director


/s/ Beryl Ackerman          8/25/00         Director
------------------------
Beryl Ackerman


/s/ Bruce Borner            8/25/00         Director
------------------------
Bruce Borner

                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger dated as of July 13, 2000 incorporated by reference to Form 8-K filed on July 31, 2000.

4.1 Specimen Stock Certificate incorporated by reference from the Company's Registration Statement on Form SB-2 (SEC File Number 333-9783)

4.2 Form of Redeemable Warrant incorporated by reference from the Company's Registration Statement on Form SB-2 (SEC File Number 333-9783)

4.4 Warrant Agreement incorporated incorporated by reference from the Company's Registration Statement on Form SB-2 (SEC File Number 333-9783)


4.5 Certificate of Amendment of Certificate of Incorporation dated October __, 2000 incorporated by reference from Annex B to Proxy Statement filed August __, 2000

4.6 Certificate of Designations, Preferences and Rights of Series A Preferred Stock incorporated by reference from Exhibit 4.6 to the Company's Registration Statement on Form S-3 (SEC File Number ________)

4.7 Warrant issued to GEM Global Yield Fund Limited incorporated by reference from Exhibit 4.7 to the Company's Registration Statement on Form S-3 (SEC File Number ________)


5.1   *Opinion of Raice Paykin Krieg & Schrader LLP


23.1  Consent of Goldstein Golub Kessler LLP


23.2  *Consent of Raice Paykin Krieg & Schrader LLP included in Exhibit 5


23.3  Consent of Pannell Kerr Forster

23.4  Consent of Arthur Andersen LLP

99.1 Stock Purchase Agreement dated as of July 13, 2000 between GEM Global Yield Fund Limited and A Sure eCommerce, Inc.


*     To be filed by amendment